UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2006

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       APPOINTMENT OF PRINCIPAL OFFICERS

On February 2, 2006, Accuride Corporation (“Accuride”) issued a press release announcing executive management appointments, including the appointment of John Murphy as President and Chief Financial Officer, David Armstrong as Senior Vice President / Finance and General Counsel, and Anthony Donatelli as a new Senior Vice President.  Terrence Keating will continue as Accuride’s Chief Executive Officer.  A copy of the press release is attached hereto as Exhibit 99.1.

Anthony Donatelli joined Accuride Corporation as President and Chief Executive Officer of Imperial Group in February 2005 as part of Accuride’s merger with Transportation Technologies Incorporated, Inc.  Mr. Donatelli has served as the President and CEO of Imperial Group since May 2003.  Previously, Mr. Donatelli served as Executive Vice President and Chief Operating Officer of Imperial Group from May 2002 to May 2003.  Prior to joining Imperial Group, Mr. Donatelli served as Program Manufacturing Manager for Commercial Truck and Vans for General Motors Corporation from October 2000 to April 2002.  Mr. Donatelli holds a Bachelor of Science in Electrical Engineering from General Motors Institute and completed an executive development program at Indiana University in 1999.  Mr. Donatelli is 56 years old.

Item 8.01 Other Events

Accuride also announced in its press release that it will host a conference call to discuss 2005 results on Thursday, February 16, at 1:30 p.m. CST.

Item 9.01       EXHIBITS

(d)	Exhibits

	99.1	Press Release of Accuride Corporation, dated February 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	February 2, 2006	/s/ David K. Armstrong
David K. Armstrong
Senior Vice President/Finance and General Counsel